Exhibit k.1.vi

Fifth Amendment to the Amended and Restated Stock Transfer Agency Agreement

THIS FIFTH AMENDMENT (“Amendment”), effective as of August 24, 2021, (“Effective Date”), is to the Amended and Restated Stock Transfer Agency Agreement (the “Agreement”) made as of June 15, 2007, and amended as of March 20, 2015, September 6, 2017, and October 18, 2017, between each entity set forth in Schedule II attached to the Agreement (each, a “Customer”) and Computershare Inc., successor-in-interest to

The Bank of New York (“Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Customer and the Agent are parties to the Agreement; and

WHEREAS, Customer and the Agent desire to amend the Agreement upon the terms and conditions set forth herein;

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment to Schedule II of the Agreement.

(a)	Delete Schedule II of the Agreement and replace with the new Schedule II attached hereto.

2. Amendments to Fee and Service Schedule for Stock Transfer Services.

(a)	Insert the following new funds to the "ISSUES COVERED: Closed End Funds" section:

“Calamos Strategic Total Return Fund, Series D Mandatory Redeemable Preferred Shares

Calamos Global Total Return Fund, Series D Mandatory Redeemable Preferred Shares

Calamos Global Dynamic Income Fund, Series D Mandatory Redeemable Preferred Shares

Calamos Convertible Opportunities & Income Fund, Series D Mandatory Redeemable Preferred Shares

Calamos Convertible & High Income Fund, Series D Mandatory Redeemable Preferred Shares

Calamos Dynamic Convertible and Income Fund, Series D Mandatory Redeemable Preferred Shares

Calamos Global Total Return Fund, Series E Mandatory Redeemable Preferred Shares

Calamos Global Dynamic Income Fund, Series E Mandatory Redeemable Preferred Shares

Calamos Convertible Opportunities & Income Fund, Series E Mandatory Redeemable Preferred Shares

Calamos Convertible & High Income Fund, Series E Mandatory Redeemable Preferred Shares

Calamos Dynamic Convertible and Income Fund, Series E Mandatory Redeemable Preferred Shares”

(b)  Insert the following new fees to the “FEES” section:

“$250.00	One-Time Set Up fee, per Preferred class
$350.00	Per Month, Per Preferred class
(Inclusive of dividends - monthly)”

3.	Limited Effect. Except as expressly modified herein, the Agreement shall continue to be and shall remain in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.

4.	Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, hereunto duly agreed and authorized, as of the Effective Date.

Computershare Inc.		Each Customer as set forth in Schedule II
as such may be amended from time to time

By: Calamos Advisors LLC
As Investment manager of each Customer

By:	/s/ Rachel Fisher	By:	/s/ Stephen M. Atkins
Name:	Rachel Fisher	Name:	Stephen M. Atkins
Title:	Sr Contract Negotiation Specialist	Title:	Senior Vice President

SCHEDULE II

Calamos Strategic Total Return Fund Common Shares

Calamos Strategic Total Return Fund, Series A Mandatory Redeemable Preferred Shares

Calamos Strategic Total Return Fund, Series B Mandatory Redeemable Preferred Shares

Calamos Strategic Total Return Fund, Series C Mandatory Redeemable Preferred Shares

Calamos Strategic Total Return Fund, Series D Mandatory Redeemable Preferred Shares

(effective August 24, 2021)

Calamos Global Total Return Fund Common Shares

Calamos Global Total Return Fund, Series A Mandatory Redeemable Preferred Shares

Calamos Global Total Return Fund, Series B Mandatory Redeemable Preferred Shares

Calamos Global Total Return Fund, Series C Mandatory Redeemable Preferred Shares

Calamos Global Total Return Fund, Series D Mandatory Redeemable Preferred Shares

(effective August 24, 2021)

Calamos Global Total Return Fund, Series E Mandatory Redeemable Preferred Shares

(effective August 24, 2021)

Calamos Global Dynamic Income Fund Common Shares

Calamos Global Dynamic Income Fund, Series A Mandatory Redeemable Preferred Shares

Calamos Global Dynamic Income Fund, Series B Mandatory Redeemable Preferred Shares

Calamos Global Dynamic Income Fund, Series C Mandatory Redeemable Preferred Shares

Calamos Global Dynamic Income Fund, Series D Mandatory Redeemable Preferred Shares

(effective August 24, 2021)

Calamos Global Dynamic Income Fund, Series E Mandatory Redeemable Preferred Shares

(effective August 24, 2021)

Calamos Convertible Opportunities & Income Fund Common Shares

Calamos Convertible Opportunities & Income Fund, Series A Mandatory Redeemable Preferred Shares

Calamos Convertible Opportunities & Income Fund, Series B Mandatory Redeemable Preferred Shares

Calamos Convertible Opportunities & Income Fund, Series C Mandatory Redeemable Preferred Shares

Calamos Convertible Opportunities & Income Fund, Series D Mandatory Redeemable Preferred Shares

(effective August 24, 2021)

Calamos Convertible Opportunities & Income Fund, Series E Mandatory Redeemable Preferred Shares

(effective August 24, 2021)

Calamos Convertible & High Income Fund Common Shares

Calamos Convertible & High Income Fund, Series A Mandatory Redeemable Preferred Shares

Calamos Convertible & High Income Fund, Series B Mandatory Redeemable Preferred Shares

Calamos Convertible & High Income Fund, Series C Mandatory Redeemable Preferred Shares

Calamos Convertible & High Income Fund, Series D Mandatory Redeemable Preferred Shares

effective August 24, 2021)

Calamos Convertible & High Income Fund, Series E Mandatory Redeemable Preferred Shares

(effective August 24, 2021)

Calamos Dynamic Convertible and Income Fund Common Shares

Calamos Dynamic Convertible and Income Fund, Series A Mandatory Redeemable Preferred Shares

Calamos Dynamic Convertible and Income Fund, Series B Mandatory Redeemable Preferred Shares

Calamos Dynamic Convertible and Income Fund, Series C Mandatory Redeemable Preferred Shares

Calamos Dynamic Convertible and Income Fund, Series D Mandatory Redeemable Preferred Shares

(effective August 24, 2021)

Calamos Dynamic Convertible and Income Fund, Series E Mandatory Redeemable Preferred Shares

(effective August 24, 2021)

Calamos Long/Short Equity & Dynamic Income Trust Common Shares

Amended 08/5/2021 Closed End Funds Master

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